UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2026

CSP Inc.

(Exact name of the registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation)

000-10843	04-2441294
(Commission File Number)	(IRS Employer Identification No.)

175 Cabot Street - Suite 210, Lowell, MA	01854
(Address of principal executive offices)	(Zip Code)

(978) 954-5038

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CSPI	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure date of Michael Newbanks

On June 5, 2026, Mr. Newbanks, Vice President of Finance and Chief Accounting Officer of CSP Inc. (the “Company”) left his position. The Company had extended his position to assist in the transfer of his role to Eric Sachs.

Mr. Newbanks’ departure was not as a result of any disagreement with the Company or the Board of Directors of the Company (the “Board”) regarding the Company’s operations, policies or practices. Mr. Newbanks has served as our Chief Accounting Officer since July 2017 and prior to that served as Controller of our Modcomp subsidiary since May 2003.

Mr. Newbanks will provide consulting services to the Company following his departure date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2026 CSP INC.

By: /s/Gary W. Levine

Name: Gary W. Levine

Title: Chief Financial Officer